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                                                                    Exhibit 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-08191, 333-18371 and 333-81723) of Waters Corporation of our report dated January 21, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 21, 2000 relating to the financial statement schedule, which appears in this Form 10-K.



Boston, Massachusetts                                 PricewaterhouseCoopers LLP
March 29, 2000